Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ___________________________

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2004 relating to the financial statements, which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the incorporation by reference of our report dated May 27, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

/s/ PRICEWATERHOUSECOOPERS LLP Baltimore, Maryland September 2, 2004